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                                                                    Exhibit 99.8

                                 MUTUAL RELEASE

         This Mutual Release is made, this 22nd day of August, 2000, by and between WORLDWIDE WEB NETWORX CORPORATION, a Delaware corporation with its principal place of business located at 521 Fellowship Road, Suite 130, Mt. Laurel, NJ 08054 (hereinafter referred to as "Company"); and WARREN ROTHSTEIN, an individual (hereinafter referred as "Rothstein").

         WHEREAS, Rothstein has served as an officer and director of the Company and is currently serving as a director of the Company; and

         WHEREAS, Rothstein has submitted his resignation as a director of the Company, conditioned upon and effective as of the effective date of the resignation of Allan M. Cohen as a director of the Company; and

         WHEREAS, the Company has agreed to accept Rothstein's resignation as a director of the Company; and

         WHEREAS, Rothstein and the Company desire to enter into this Mutual Release, which shall become effective upon the effective date of Rothstein's resignation as a director of the Company.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged and conclusively established, the parties agree as follows:

         1. The Company, on its own behalf and on behalf of its successors and assigns (collectively, for purposes of this Paragraph 1, the "Releasing Parties"), does hereby remise, release and forever discharge Rothstein, and his heirs and personal representatives (collectively, for purposes of this Paragraph 1, the "Released Parties"), of and from any and all manner of actions and causes of action, suits, debts, dues, accounts, bonds, covenants, contracts, agreements, judgments, losses, damages, liabilities, claims and demands whatsoever in law or equity arising out of or relating, in any way, to an action or inaction by Rothstein while serving as an officer or director of the Company, or any other matter or thing whatsoever, which, against the Released Parties, or any of them, the Releasing Parties, or any of them, ever had, now have, hereafter can, shall or may have, from the beginning of the world to the date of these presents, and hereby agrees to indemnify and hold harmless Rothstein, to the fullest extent permitted by law, for any action or inaction of Rothstein while serving as a director of the Company.

         2. Rothstein, on his own behalf and on behalf of his heirs and personal representatives (collectively, for purposes of this Paragraph 2, the "Releasing Parties"), does hereby remise, release and forever discharge the Company, together with its officers, directors, employees, agents, successors and assigns (collectively, for purposes of this Paragraph 2, the "Released Parties"), of and from any and all manner of actions and causes of action, suits, debts, dues, accounts, bonds, covenants, contracts, agreements, judgments, losses, damages, liabilities, claims and demands whatsoever in law or equity arising out of or relating, in any way, to his employment by the Company and/or the services performed by Rothstein as an officer and director of the Company, or any other matter or thing whatsoever, which, against the Released Parties, or any of them, the Releasing Parties, or any of them, ever had, now have, hereafter can, shall or may have, from the beginning of the world to the date of these presents.

         3. Each party hereby acknowledges and agrees that;

                  (a) This Mutual Release is the free act and deed of such party, and is made by it, after consulting with (or having the full opportunity to consult with) legal counsel, without duress or coercion; and

                  (b) This Mutual Release sets forth the sole and entire agreement between Rothstein and the Company with respect to the subject matter hereof and is made and given by such party without any representation, inducement, agreement, promise or undertaking by the other party altering, modifying, taking from or adding to the terms and conditions hereof.

         4. This Mutual Release shall become effective upon the effective date of Rothstein's resignation as a director of the Company.
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                  IN WITNESS WHEREOF, the parties have each duly executed this
Mutual Release on the date first above written.

                                       /s/ Warren Rothstein
                                       -----------------------------------------
                                                   WARREN ROTHSTEIN


                                       WORLDWIDE WEB NETWORX CORPORATION


                                       By: /s/ Gerard T. Drumm
                                          --------------------------------------
                                          Name:  Gerard T. Drumm
                                          Title: President